Exhibit 99.2

Financial Information

We do not as a matter of course make public projections as to future sales, earnings or other results. The prospective financial information presented below was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of our management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and our expected future financial performance.

Neither our independent registered public accountants, nor any other independent registered public accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The following amounts are, with respect to Genesis, actual results for the six months ended December 31, 2016 and June 30, 2017 and the twelve months ended June 30, 2017, and, with respect to the Alkali Business and for the combined Genesis and Alkali Business, the unaudited estimates of certain key financial results for the twelve months ended June 30, 2017 (in thousands):

	Genesis Six Months Ended December 31, 2016	Genesis Six Months Ended June 30, 2017	Genesis Twelve Months Ended June 30, 2017	Alkali Twelve Months Ended June 30, 2017	Combined Twelve Months Ended June 30, 2017
Net Income	$54,219	$60,823	$115,042	$52,046	$167,088
Adjusted EBITDA	$264,942	$257,781	$522,723	$165,798	$688,521

Reconciliation of Adjusted EBITDA to Net Income

The following table reconciles our Adjusted EBITDA to Net Income for the six months ended December 31, 2016 and June 30, 2017 and the twelve months ended June 30, 2017:

GENESIS ENERGY, L.P.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME - UNAUDITED

(in thousands)

	Six months Ended December 31, 2016	Six months Ended June 30, 2017	Twelve months Ended June 30, 2017
Adjusted EBITDA	$264,942	$257,781	$522,723
Depreciation, amortization and accretion	(116,337)	(117,777)	(234,114)
Interest expense, net	(70,025)	(74,729)	(144,754)
Cash expenditures not included in Adjusted EBITDA or net income	(637)	(878)	(1,515)
Adjustment to exclude distributable cash generated by equity investees not included in income and include equity in investees net income	(17,521)	(18,430)	(35,951)
Gain on sale of assets	—	26,684	26,684
Non-cash provision for leased items no longer in use	—	(12,589)	(12,589)
Differences in timing of cash receipts for certain contractual arrangements (1)	3,624	5,847	9,471
Other non-cash items	(8,495)	(4,528)	(13,023)
Income tax expense	(1,332)	(558)	(1,890)

Net income attributable to Genesis Energy, L.P.	54,219	60,823	115,042

(1)	Certain cash payments received from customers under certain of our minimum payment obligation contracts are not recognized as revenue under GAAP in the period in which such payments are received.

Reconciliation of Cash Flows from Operating Activities to Adjusted EBITDA

The following table reconciles our cash flows from operating activities to Adjusted EBITDA for the six months ended December 31, 2016 and June 30, 2017 and the twelve months ended June 30, 2017:

GENESIS ENERGY, L.P.

RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA - UNAUDITED

(in thousands)

	Six months Ended December 31, 2016	Six months Ended June 30, 2017	Twelve months Ended June 30, 2017
Cash Flows from Operating Activities	$194,666	$183,954	$378,620
Interest Expense	70,025	74,729	144,754
Amortization of debt issuance costs and discount	(5,146)	(5,260)	(10,406)
Effects of available cash from equity method investees not included in operating cash flows	9,502	10,323	19,825
Net effect of changes in components of operating assets and liabilities not included in calculation of Adjusted EBITDA	1,865	(8,313)	(6,448)
Non-cash effect of equity based compensation expense	(3,037)	1,104	(1,933)
Expenses related to acquiring or constructing growth capital assets	942	914	1,856
Differences in timing of cash receipts for certain contractual arrangements (1)	(7,248)	(5,847)	(13,095)
Other items, net	3,373	6,177	9,550

Adjusted EBITDA	264,942	257,781	522,723

(1)	Certain cash payments received from customers under certain of our minimum payment obligation contracts are not recognized as revenue under GAAP in the period in which such payments are received.

Non-GAAP Financial Measures

We have presented the non-generally accepted accounting principle (non-GAAP) financial measure of Adjusted EBITDA in this prospectus supplement. Our non-GAAP financial measure should not be considered (i) as an alternative to GAAP measures of liquidity or financial performance or (ii) as being singularly important in any particular context; it should be considered in a broad context with other quantitative and qualitative information. Our Adjusted EBITDA measure is just one of the relevant data points considered from time to time.

When evaluating our performance and making decisions regarding our future direction and actions (including making discretionary payments, such as quarterly distributions) our board of directors and management team has access to a wide range of historical and forecasted qualitative and quantitative information, such as our financial statements; operational information; various non-GAAP measures; internal forecasts; credit metrics; analyst opinions; performance, liquidity and similar measures; income; cash flow; and expectations for us, and certain information regarding some of our peers. Additionally, our board of directors and management team analyze, and place different weight on, various factors from time to time. We believe that investors benefit from having access to the same financial measures being utilized by management, lenders, analysts and other market participants. We attempt to provide adequate information to allow each individual investor and other external user to reach her/his own conclusions regarding our actions without providing so much information as to overwhelm or confuse such investor or other external user.

Adjusted EBITDA

Purposes, Uses and Definition

Adjusted EBITDA is commonly used as a supplemental financial measure by management and by external users of financial statements such as investors, commercial banks, research analysts and rating agencies, to aid in assessing, among other things:

(1)	the financial performance of our assets without regard to financing methods, capital structures or historical cost basis;

(2)	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing and capital structure;

(3)	the viability of potential projects, including our cash and overall return on alternative capital investments as compared to those of other companies in the midstream energy industry;

(4)	the ability of our assets to generate cash sufficient to satisfy certain non-discretionary cash requirements, including interest payments and certain maintenance capital requirements; and

(5)	our ability to make certain discretionary payments, such as distributions on our units, growth capital expenditures, certain maintenance capital expenditures and early payments of indebtedness.

We define Adjusted EBITDA (“Adjusted EBITDA”) as net income or loss plus net interest expense and income taxes, and eliminating non-cash revenues, expenses, gains, losses and charges (such as depreciation and amortization, unrealized gain or loss on derivative transactions not designated as hedges for accounting purposes, gain or loss on sale of non-surplus assets and equity based compensation expense that is not settled in cash), plus or minus certain other items, the most significant of which tend to be (a) the substitution of distributable cash generated by our equity investees in lieu of our equity income attributable to our equity investees (includes distributions attributable to the quarter and received during or promptly following such quarter), (b) the elimination of expenses related to acquiring or constructing assets that provide new sources of cash flows, and (c) the elimination of certain litigation expenses that are not deducted to determine our Pro Forma Adjusted EBITDA under our senior secured credit facility.